CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chell Group Corporation
Toronto, Ontario

      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1, of our report included herein dated November 22, 2000, relating to the consolidated financial statements of Chell Group Corporation. We also consent to the reference to our firm under the heading "Experts".

                                          LAZAR LEVINE & FELIX LLP

New York, NY
February 15, 2001